Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of I-many, Inc. (the “Company”) for the three-month period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, A. Leigh Powell, Chief Executive Officer of the Company, and Kevin F. Collins, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of operations of the Company.

Dated: November 18, 2002	/s/ A. Leigh Powell
A. Leigh Powell Chief Executive Officer

Dated: November 18, 2002	/s/ Kevin F. Collins
Kevin F. Collins Chief Financial Officer